                                                                     EXHIBIT 4.3

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered into as of August 7, 2003 among GTX, INC., a Tennessee corporation (the "Company") and ORACLE PARTNERS, L.P., a Delaware limited partnership (the "Purchaser").

         This Agreement is being entered into pursuant to that certain purchase agreement dated as of the date hereof between the Company and the Purchaser and the other purchasers described therein (the "Purchase Agreement") pursuant to which the Purchaser is acquiring shares of the Company's Series E Preferred Stock (as hereinafter defined).

         The Company and the Purchaser hereby agree as follows:

         1.       Definitions.

                  (a) Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

         "Advice" shall have the meaning set forth in Section 4(c).

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

         "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Tennessee generally are authorized or required by law or other government actions to close.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the Company's common stock, no par value per share.

         "Demand" has the meaning set forth in Section 2 hereof.

         "Demand Date" means the last date of the Demand Period in which at least a majority of the Holders of Registrable Securities demand the registration of any Registrable Securities pursuant to Section 2 hereof.

         "Demand Period" shall have that meaning set forth in Section 2.

         "Effectiveness Date" means, with respect to the Registration Statement, the 180th day following the Demand Date.

         "Effectiveness Period" shall have the meaning set forth in Section 2.

         "Event" shall have the meaning set forth in Section 8(e).

         "Exchange" means, at any time and from time to time hereafter, any securities exchange, automated interdealer quotation system or other over-the-counter market on which any of the Company's securities are listed or regularly traded or quoted.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Filing Date" shall mean the 60th day following the Demand Date.

         "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

         "Hyde Holders" means the holders of the Hyde Registrable Securities.

         "Hyde Registrable Securities" means the "Registrable Securities" as defined in the Hyde Registration Rights Agreement.

         "Hyde Registration Rights Agreement" means that certain amended and restated registration rights agreement between the Company and J.R. Hyde, III, dated as of the date of this Agreement.

         "Indemnified Party" shall have the meaning set forth in Section 6(c).

         "Indemnifying Party" shall have the meaning set forth in Section 6(c).

         "Losses" shall have the meaning set forth in Section 6(a).

         "MBV Holders" means the holders of the MBV Registrable Securities.

         "MBV Registrable Securities" means the "Registrable Securities" as defined in the Registration Rights Agreement.

         "MBV Registration Rights Agreement" means that certain amended and restated registration rights agreement between the Company and Memphis Biomed Ventures I, L.P., dated as of the date of this Agreement.

         "Other Securities" has the meaning set forth in Section 8(d)(i).

         "Person," whether or not capitalized, means a natural person, corporation, partnership, trust, incorporated or unincorporated association, joint venture, partnership (including a limited partnership), limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

         "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

         "Purchase Agreement" as the meaning set forth in the second introductory paragraph of this Agreement.

         "Purchaser Stock" means (i) Series C Preferred Stock issued to Purchaser's Affiliate pursuant to that certain purchase agreement dated as of October 5, 2001, as amended, by and among the Company, the Purchaser, Oracle Investment Management, Inc., J. R. Hyde, III, and Pittco Associates, LP; (ii) Series D Preferred Stock issued to Purchaser or its Affiliates pursuant to that certain purchase agreement, dated as of July 17, 2002, by and among the Company, the Purchaser, Oracle Institutional Partners, L.P., J. R. Hyde, III, and Memphis Biomed Ventures, L.P.; (iii) Series E Preferred Stock and issued to Purchaser or its Affiliates pursuant to the Purchase Agreement; and (iv) any security issued as a dividend to a beneficial owner of the preferred stock identified in subsections (i), (ii) and (iii) above.

         "Registrable Securities" means (i) the shares of Common Stock now or at any time hereafter issuable upon conversion of the Purchaser Stock and (ii) any other securities which may hereafter become receivable by the Holders upon conversion of the Purchaser Stock, including any dividend or other distribution with respect to, conversion or exchange of, or in replacement of, Registrable Securities.

         "Registration Statement" means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

         "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series C Preferred Stock" means the 8% Series C Cumulative Convertible Preferred Stock of the Company.

         "Series D Preferred Stock" means the 8% Series D Cumulative Convertible Preferred Stock of the Company.

         "Series E Preferred Stock" means the 8% Series E Cumulative Convertible Preferred Stock of the Company.

         "Special Counsel" means the special counsel designated by a majority of the Holders pursuant to Section 5.

         "Unsold Securities" shall have the meaning set forth in Section 8(e).

                  (b) Use of the singular or of the plural shall be construed to include both the singular and the plural unless the context clearly indicates that only the singular or only the plural is intended. Use of any gender shall be construed to include all other genders unless the context clearly indicates that less than all the genders is intended.

         2. Demand Registration. At any time after the Company has filed any Registration Statement under the Securities Act, during which there is no effective registration statement relating to the Registrable Securities, the Holders of not less than a majority of the Registrable Securities may make up to two (2) requests in writing (each a "Demand") requiring the Company to effect a registration under the Securities Act of Registrable Securities. Upon receipt of such a Demand, the Company shall, not later than the Filing Date, prepare and file with the Commission a "shelf" Registration Statement covering all Registrable Securities for which such Demand is made for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on a form appropriate for such registration in accordance herewith; provided, however, that only the first Registration Statement (and amendments thereto) made pursuant to a Demand need be on Form S-1. The Company shall (i) not permit any securities other than the Registrable Securities to be included in the Registration Statement (unless such requirement is waived in writing by the Holders of a majority in interest of the Registrable Securities to be included in such Registration Statement, or as provided pursuant to Section 8(c)(ii) hereof) and (ii) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not be subject to further review, and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period"). If the Company receives a Demand from one or more Holders (whether or not such Holders constitute Holders of a majority of the Registrable Securities), the Company shall, not later than one business day thereafter, give notice thereof (the "Demand Notice") to all other Holders, who shall then have 30 days (the "Demand Period") to serve their own Demands for registration. At the end of the Demand Period, if the Holders of a majority in interest of the Registrable Securities have served Demands to the Company, the Company shall proceed with the registration of all the Registrable Securities for which such a Demand is made and keep such Registration Statement continuously effective throughout the Effectiveness Period as required by this Agreement. Notwithstanding the foregoing, the Company shall be entitled to postpone for up to 90 days the filing, effectiveness, supplementing or amending of any registration statement otherwise required to be prepared and filed pursuant to this Agreement, if the Board of Directors of the Company determines that such registration or the offer and sale of Registrable Securities contemplated thereby would interfere with, or require premature disclosure of, any material financing, acquisition, disposition, reorganization or other transaction involving the Company or any of its subsidiaries and the Company promptly gives the Holder notice of such determination. The Holders hereby acknowledge that any notice given by the Company pursuant to this Section 2 shall constitute material non-public information and that the United States securities laws prohibit any Person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

         3. Registration Procedures. In connection with the Company's registration obligations pursuant to Section 2 hereof, the Company shall:

                  (a) Prepare and file with the Commission on or prior to the Filing Date, a Registration Statement in accordance with the method or methods of distribution thereof as specified by the majority of Holders that have served the Company with a Demand to include Registrable Securities on such Registration Statement, and cause the Registration Statement to become effective and remain effective during the Effectiveness Period; provided, however, that not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall (i) furnish to the Holders and the Special Counsel, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Holders and the Special Counsel, and (ii) at the request of the majority of Holders that have served the Company with a Demand cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of the Special Counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities or the Special Counsel shall reasonably object in writing within three (3) Business Days of their receipt thereof.

                  (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and (iii) respond as promptly as practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as practicable provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement.

                  (c) Notify the Holders of Registrable Securities to be sold and the Special Counsel as promptly as possible but in no event less than five (5) Business Days prior to such filing, and confirm such notice in writing no later than one (1) Business Day following the day when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement:
(A) is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective, and during the Effectiveness Period: (i) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (iv) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

                  (e) If requested by the Holders of a majority in interest of the Registrable Securities to be sold pursuant to the Registration Statement,
(i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                  (f) Furnish to each Holder and the Special Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent reasonably requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

                  (g) Promptly deliver to each Holder and the Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                  (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Holders of a majority in interest of Registrable Securities included in the Registration Statement request in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

                  (i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request at least two (2) Business Days prior to any sale of Registrable Securities.

                  (j)      Upon the occurrence of any event contemplated by
Section 3(c)(iv), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (k) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on each Exchange.

                  (l) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

                  (m) Require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented Prospectus and/or amended Registration Statement.

                  (n) If the Registration Statement refers to any Holder by the name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute or regulation then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

         4. Holder Obligations. In connection with the Company's registration obligations hereunder, each Holder:

                  (a) Covenants and agrees that it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in
Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by
Section 3(c).

                  (b) Covenants and agrees that it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

                  (c) Agrees by its acquisition of the Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(i), Section 3(c)(ii), Section 3(c)(iii) or Section 3(c)(iv), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

         5. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Exchange on which Registrable Securities are required hereunder to be listed,
(B) with respect to filings required to be made with the Commission, (C) with respect to filings required to be made under the rules of any Exchange and (D) in compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the Special Counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority in interest of the Registrable Securities included in the Registration Statement may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters) and legal counsel. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. Notwithstanding the foregoing, the Company shall not be responsible for the payment of (i) underwriting discounts or commissions or (ii) any expenses of any registration proceeding began pursuant to Section 2 if the registration is subsequently withdrawn at the request of the Holder Representative (in which case all Holders shall bear all such expenses pro rata).

         6.       Indemnification.

                  (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 6(c) to this Agreement) and shall survive the transfer of the Registrable Securities by the Holders.

                  (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and its directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or omitted from any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus Supplement. Notwithstanding anything to the contrary contained herein, the Holder shall be liable under this Section 6(b) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

                  (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                  All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

                  (d)      Contribution. If a claim for indemnification under
Section 6(a) or Section 6(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying, Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 6 was available to such party in accordance with its terms. Notwithstanding anything to the contrary contained herein, the Holder shall be liable or required to contribute under this Section 6(d) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties

         7. Rule 144. The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to
Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

         8.       Miscellaneous.

                  (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. Except for the Hyde Registration Rights Agreement and the MBV Registration Rights Agreement, the Company has not, as of the date hereof, entered into any agreement currently in effect, nor shall the Company, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except for the Hyde Registration Rights Agreement and the MBV Registration Rights Agreement, the Company has not previously entered into any agreement currently in effect granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, the Company shall not, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, grant to any Person the right to request the Company to register any securities of the Company under the Securities Act or any state securities laws unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict with the provisions of this Agreement. The Company shall give prompt notice to the Holders of (i) the Company's receipt of any demand for registration of any of its securities (including without limitation a demand under the Hyde Registration Rights Agreement), whether or not the Company considers such demand to be binding upon the Company, and (ii) any decision by the Company (whether or not pursuant to any demand) to register any of its securities for sale under the Securities Act or any state securities laws.

                  (c)      Piggyback on Holder Registrations.

                           (i) Except as set forth in Section 8(c)(ii) below, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company or such security holder in a Registration Statement filed pursuant to a Demand, and the Company shall not after the date hereof enter into any agreement providing such right to any of its security holders, unless the right so granted is subject in all respects to the prior rights in full of the Holders set forth herein, and is not otherwise in conflict with the provisions of this Agreement.

                           (ii)     Notwithstanding the foregoing, any
         Registration Statement filed pursuant to the demand of the Holders of the Registrable Securities pursuant to Section 2 hereof, may, subject to the provisions hereof, include shares of Hyde Registrable Securities and MBV Registrable Securities. In the case of an underwritten public offering, if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of Hyde Registrable Securities and/or MBV Registrable Securities would materially adversely affect the offering contemplated in such Registration Statement, and based on such determination recommends inclusion in such Registration Statement of fewer or none of the Registrable Securities, the Hyde Registrable Securities and/or the MBV Registrable Securities, then fewer or none of Hyde Registrable Securities and MBV Registrable Securities shall be included in such Registration Statement unless all of the Registrable Securities requested to be included in such Registration Statement are so included.

                  (d)      Piggy-Back Registrations.

                           (i) Except as provided in (Section 8(d)(ii)) below, if, at any time when there is not an effective Registration Statement covering the Registrable Shares, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities ("Other Securities"), other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or its then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder of Registrable Securities written notice of such determination and, if within thirty (30) days after receipt of such notice, any such Holder shall so request in writing (which request shall specify the number of Registrable Securities intended to be disposed of by the Holders), the Company will cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders, to the extent required to permit the disposition of the Registrable Securities so to be registered, provided, however, that if at any time after giving written notice of its intention to register Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of the Other Securities, the Company may, at its election, give written notice of such determination to such Holders and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 5 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 8(d) for the same period as the delay in registering the Other Securities. The Company shall include in such registration statement all or any part of the Registrable Securities which a Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 8(d) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, or if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities, Hyde Registrable Securities and MBV Registrable Securities included in such registration statement shall be reduced pro-rata among such Holders, any Hyde Holders and any MBV Holders seeking respectively to register Registrable Securities, Hyde Registrable Securities or MBV Registrable Securities, or (y) none of the Registrable Securities of the Holders shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities, Hyde Registrable Securities or MBV Registrable Securities; provided, however, that, in either case, if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

                           (ii) If, at any time when there is not an effective Registration Statement covering the Registrable Shares, the Company is required to prepare and file with the Commission a registration statement pursuant to the Hyde Registration Rights Agreement, then the Company shall send to each Holder of Registrable Securities written notice of such requirement and, if within thirty
         (30) days after receipt of such notice, any such Holder shall so request in writing (which request shall specify the number of Registrable Securities intended to be disposed of by the Holders), the Company will cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered. The Company shall include in such registration statement all or any part of the Registrable Securities which a Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this
         Section 8(d) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommend inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then the number of Registrable Securities of the Holders included in such registration statement shall be reduced in accordance with the Hyde Registration Rights Agreement.

                  (e) Failure to File Registration Statement and Other Events. The Company and the Holders agree that the Holders will suffer damages if the Registration Statement is not filed on or prior to the Filing Date and not declared effective by the Commission on or prior to the Effectiveness Date and maintained in the manner contemplated herein during the Effectiveness Period. The Company and the Holders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement is not filed on or prior to the Filing Date, or is not declared effective by the Commission on or prior to the Effectiveness Date (or in the event an additional Registration Statement is filed because the actual number of shares of Common Stock into which the Preferred Stock is convertible exceeds the number of shares of Common Stock initially registered is not filed and declared effective within the time periods set forth in Section 2 (subject to the right of the Company under Section 2 to delay such filing), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not subject to further review, or (iii) the Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective for a period in excess of ten (10) Business Days as to the Registrable Securities for which such Registration Statement is filed at any time prior to the expiration of the Effectiveness Period, without being succeeded immediately by a subsequent Registration Statement filed with and declared effective by the Commission, or (iv) trading in the Common Stock shall be suspended or if the Common Stock is delisted from any Exchange for any reason for more than three (3) Business Days in the aggregate, or (any such failure or breach being referred to as an "Event"), the Company shall pay in cash as liquidated damages for such failure and not as a penalty to any Holder whose Registrable Securities are included on such Registration Statement (or for which a Demand was made during the Demand Period) remain unsold (such securities being "Unsold Securities") as a result of such Event, except as set forth below, an amount equal to two percent (2%) of such Holder's Unsold Securities' pro rata share of the purchase price paid by Purchaser and its Affiliates pursuant to the Purchase Agreement for the initial thirty (30) day period until the applicable Event has been cured, which shall be pro rated for such periods less than thirty
(30) days and two percent (2%) of such Holder's Unsold Securities' pro rata share of the purchase price paid by Purchaser and its Affiliates for the Preferred Stock pursuant to the Purchase Agreement for each subsequent thirty
(30) day period until the applicable Event has been cured which shall be pro rated for such periods less than thirty days (the "Periodic Amount"). Notwithstanding the foregoing, to the extent the Event occurs for any reason not within the control of the Company, the Company shall have an additional 60 days to cure any Event without penalty and upon failure to cure within such 60 day period, the 2% penalty provided above shall then apply to such continued Event but the 2% penalty shall be reduced to 1%. Payments to be made pursuant to this Section 8(e) shall be due and payable immediately upon demand in immediately available cash funds. The parties agree that the Periodic Amount represents a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Holders if the Registration Statement is not filed on or prior to the Filing Date or has not been declared effective by the Commission on or prior to the Effectiveness Date (subject to the right of the Company under Section 2 to delay such filing) and maintained in the manner contemplated herein during the Effectiveness Period or if any other Event as described herein has occurred.

                  (f)      Specific Enforcement, Consent to Jurisdiction.

                           (i) The Company and the Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Purchase Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the Purchase Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                           (ii) Each of the Company and the Holders (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in New York City, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Holders consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8(f) shall affect or limit any right to serve process in any other manner permitted by law.

                  (g) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and a majority of the Holders.

                  (h) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the Business Day following the date of deposit with a nationally recognized overnight courier service or (ii) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be, with respect to each Holder, at its address as set forth in the stock transfer records of the Company, and with respect to the Company, addressed to:

                                    GTx, Inc.
                                    3 North Dunlap Street - 3rd Floor
                                    Van Vleet Building
                                    Memphis, Tennessee 38163
                                    Attn:  Dr. Mitch S. Steiner
                                    Fax No.:  901-523-9772

or to such other address or addresses as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Company shall be sent to Henry P. Doggrell, General Counsel, GTx, Inc., 3 North Dunlap Street, 3rd Floor, Van Vleet Building, Memphis, Tennessee, 38163, Fax: 901-523-9772. Copies of notices to any Holder shall be sent to the addresses listed on Schedule 1 attached hereto, if applicable. Copies of notices to the Purchaser shall be sent to Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019, Attn. Robert L. Lawrence, Esq.

                  (i) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the majority of the Holders. Each Holder may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

                  (j) Assignment of Registration Rights. The rights of each Holder hereunder shall be automatically assignable by each Holder to any transferee of such Holder of all or a portion of the Purchaser Stock or the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and
(b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section 8(j), the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. In addition, each Holder shall have the right to assign its rights hereunder to any other Person with the prior written consent of the Company, which consent shall not be unreasonably withheld. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

                  (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (l) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereof. The courts of the state of New York and the federal courts located in the Borough of Manhattan, New York City, New York, shall have exclusive jurisdiction with respect to any action or proceeding regarding this Agreement, and each party hereby consents to the jurisdiction of such courts and venue in the County of New York.

                  (m) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  (n) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (o) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  (p) Shares Held by the Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (q) Notice of Effectiveness. Within two (2) business days after the Registration Statement which includes the Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that the Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit A.

                  (r) Cancellation of Previous Registration Rights Agreements. This Agreement replaces any and all existing registration rights agreements between the Company and Purchaser (the "Previous Agreements"). The Company and the Purchaser hereby cancel all Previous Agreements in their entirety. Both the Company and the Purchaser agree that as of the date hereof, neither party has any existing liability or continuing obligation or right under any of the Previous Agreements.

                  (s) Termination. Upon the sale of all the Registrable Securities under a registration statement or pursuant to Rule 144(k) (as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent) the registration obligations of the Company under this Agreement shall automatically terminate.

                            [Signature Pages Follow]

         In Witness Whereof, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

GTx, INC.                                       ORACLE PARTNERS, L.P.

By:  /s/ Marc S. Hanover                        By:   /s/ Larry Feinberg
     _________________________                      __________________________
Name:    Marc S. Hanover                        Name:   Larry Feinberg
     _________________________                  ___________________________
Title:  President - COO                         Title:   Managing Member
      ________________________                     __________________________

                                    EXHIBIT A
                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[Name and Address of Counsel]

         Re:      GTx, Inc.

Dear [______]:

         We are counsel to GTx, Inc., a Tennessee corporation (the "Company"), and have represented the Company in connection with that certain purchase agreement (the "Purchase Agreement") dated as of ___________ __, 2002 by and among the Company and the purchaser named therein (the "Holder," which term includes its successors and assigns) pursuant to which the Company issued to the Holder its 8% Series E Cumulative Convertible Preferred Stock, which is convertible into shares of the Company's common stock, no par value (the "Common Stock"). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Holders (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 200_, the Company filed a Registration Statement on Form [S-1] (File No. 333-____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

         In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                        Very truly yours,

                                        By:__________________________________

cc:      [LIST NAMES OF HOLDERS]